Exhibit 99.1

RYERSON INC. AND SUBSIDIARY COMPANIES

Selected Income and Cash Flow Data—Unaudited

(Dollars in Millions, except Per Ton Data)

			Fourth
	First Quarter		Quarter
	2014	2013	2013
NET SALES	$874.4	$891.1	$802.5
Cost of materials sold	726.7	735.3	655.3

Gross profit	147.7	155.8	147.2
Warehousing, delivery, selling, general and administrative	117.8	121.7	116.8
Restructuring and other charges	—	—	(0.2)
Impairment charge on fixed assets	—	0.9	1.2

OPERATING PROFIT	29.9	33.2	29.4
Other income and (expense), net	2.0	1.2	(2.3)
Interest and other expense on debt	(27.4)	(28.4)	(27.2)

INCOME (LOSS) BEFORE INCOME TAXES	4.5	6.0	(0.1)
Provision (benefit) for income taxes	3.5	1.1	(71.6)

NET INCOME	1.0	4.9	71.5
Less: Net loss attributable to noncontrolling interest	(0.9)	(2.2)	(0.9)

NET INCOME ATTRIBUTABLE TO RYERSON INC.	$1.9	$7.1	$72.4

Supplemental Data :
Tons shipped (000)	506	510	479
Shipping days	63	63	61
Average selling price/ton	$1,728	$1,747	$1,675
Gross profit/ton	292	305	307
Operating profit/ton	59	65	61
LIFO expense (income)/ton	18	(9)	(13)
LIFO expense (income)	$9.2	$(4.4)	$(6.4)
Depreciation and amortization expense	10.9	11.3	12.0
Cash flow from operating activities	25.0	29.7	(39.7)
Capital expenditures	(3.4)	(4.0)	(3.7)

See Schedule 1 for EBITDA and Adjusted EBITDA reconciliation.

Schedule 1

RYERSON INC. AND SUBSIDIARY COMPANIES

Reconciliation of Net Income Attributable to Ryerson Inc. to Adjusted EBITDA

(Dollars in millions)

			Fourth
	First Quarter		Quarter
	2014	2013	2013
Net income attributable to Ryerson Inc.	$1.9	$7.1	$72.4
Interest and other expense on debt	27.4	28.4	27.2
Provision (benefit) for income taxes	3.5	1.1	(71.6)
Depreciation and amortization expense	10.9	11.3	12.0

EBITDA	$43.7	$47.9	$40.0
Reorganization	1.0	2.0	3.0
Advisory services fee	1.3	1.3	1.2
Foreign currency transaction gains	(2.2)	(1.1)	(2.1)
Impairment charge on fixed assets	—	0.9	1.2
Purchase consideration	0.8	0.8	0.8
Other adjustments	0.2	(0.1)	4.7

Adjusted EBITDA	$44.8	$51.7	$48.8

Adjusted EBITDA	$44.8	$51.7	$48.8
LIFO expense (income)	9.2	(4.4)	(6.4)

Adjusted EBITDA, excluding LIFO expense (income)	$54.0	$47.3	$42.4

Note:	EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, impairment charge on fixed assets, reorganization expenses and the payment of management fees. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) targets. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. Our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) may differ from that of other companies.